EXHIBIT 4.01

CUSIP NO. ___________

REGISTERED                              FACE AMOUNT:
No. ________


                                           LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTE, SERIES G
                                  (FIXED RATE)

                  If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a Note in global form (a "Global Security") and the following legends are applicable except as specified on the reverse hereof:

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company (as defined below) or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.


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                                                                               2
ISSUE PRICE:  $

ISSUE DATE:

MATURITY DATE:

INTEREST RATE:

INTEREST PAYMENT DATES:

ACCRUE TO PAY
[ ] YES    [ ] NO

REGULAR RECORD DATES:

EXCHANGE RATE AGENT:

DEPOSITORY:

DUAL CURRENCY NOTE:
[ ] YES    [ ] NO

OPTION ELECTION DATES:

OPTIONAL PAYMENT
CURRENCY:

DESIGNATED EXCHANGE
RATE:

OPTION VALUE CALCULATION
AGENT:

OTHER PROVISIONS:

OPTION TO RECEIVE PAYMENTS
IN THE SPECIFIED CURRENCY:
[ ] YES    [ ] NO

SPECIFIED CURRENCY:

AMORTIZING NOTE:
[ ] YES    [ ] NO

SINKING FUND:

TOTAL AMOUNT OF OID:

YIELD TO MATURITY:

INITIAL ACCRUAL PERIOD OID:

AUTHORIZED DENOMINATIONS:

EXTENDIBLE NOTE:
[ ] YES    [ ] NO

EXTENSION PERIOD:

NUMBER OF EXTENSION PERIODS:

OPTION TO ELECT REPAYMENT:
[ ] YES    [ ] NO

OPTIONAL REPAYMENT DATES:

OPTIONAL REPAYMENT PRICES:

OPTIONAL INTEREST RATE RESET:
[ ] YES    [ ] NO

OPTIONAL RESET DATES:

OPTIONAL REDEMPTION:
[ ] YES    [ ] NO

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION
PERCENTAGE:     %

APPLICABILITY OF ANNUAL REDEMPTION PERCENTAGE REDUCTION:
[ ] YES    [ ] NO
If yes, state Annual Percentage Reduction:    %

RENEWABLE NOTE:
[ ] YES    [ ] NO

INITIAL MATURITY DATE:

SPECIAL ELECTION INTERVAL:

RENEWABLE IN PART:
[ ] YES    [ ] NO

AUTHORIZED RENEWABLE AMOUNTS:

SPECIAL ELECTION PERIOD:




                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________________________________________________________, or
registered assigns, on the Maturity Date the Principal Amount hereof (as defined below) and, if so specified above, to pay interest thereon from the Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the Interest Rate specified above until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue installment of interest. Unless otherwise specified above, and except as provided in Section 8 on the reverse hereof if this Note is a Dual Currency Note (as hereinafter defined), payments of principal, premium, if any, and interest hereon will be made in U.S. dollars; if the Specified Currency set forth above
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                                                                               3
is a currency other than U.S. dollars (a "Foreign Currency"), such payments will be made in U.S. dollars based on the equivalent of that Foreign Currency converted into U.S. dollars in the manner set forth in Section 2 on the reverse hereof. If the Specified Currency is a Foreign Currency and it is so provided above, the Holder may elect to receive such payments in that Foreign Currency by delivery of a written request to the Trustee (or to any duly appointed Paying Agent) at the Corporate Trust Office (as defined below) not later than 10 calendar days prior to the applicable payment date, and such election will remain in effect for the Holder until revoked by written notice to the Trustee (or to any such Paying Agent) at the Corporate Trust Office received not later than 10 calendar days prior to the applicable payment date; provided, however, no such election or revocation may be made if, with respect to this Note, (i) an Event of Default has occurred, (ii) the Company has exercised any discharge or defeasance options or (iii) the Company has given a notice of redemption. In the event the Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in U.S. dollars unless such transferee makes an election pursuant to the preceding sentence; provided, however, that such election, if in effect while funds are on deposit with the Trustee to satisfy and discharge this Note, will be effective on any such transferee unless otherwise specified above. The "Principal Amount" of this Note at any time means
(i) if this Note is an OID Note, the Amortized Face Amount at such time as described in Section 7 on the reverse hereof, (ii) if this Note is an Amortizing Note, the Outstanding Face Amount at such time as described in Section 4 on the reverse hereof, (iii) in all other cases, the Face Amount hereof.

                  If this Note is subject to an Annual Redemption Percentage Reduction as specified above, the Redemption Price shall initially be the Initial Redemption Percentage of the Principal Amount of this Note on the Initial Redemption Date and shall decline at each anniversary of the Initial Redemption Date (each such date, a "Redemption Date") by the Annual Percentage Reduction of such Principal Amount until the Redemption Price is 100% of such Principal Amount.

                  In the event of any optional redemption by the Company, any repayment at the option of the Holder, acceleration of the maturity of this Note or other prepayment of this Note prior to the Maturity Date specified above, the term "Maturity" when used herein shall refer, where applicable, to the date of redemption, repayment, acceleration or other prepayment of this Note.

                                                                               4
                  An "OID Note" is any Note (a) that has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the Face Amount thereof and (b) any other Note that for United States federal income tax purposes would be considered an original issue discount instrument.

                  Except as provided in the following paragraph, the Company will pay interest semiannually on the dates specified above (each an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Issue Date, and at Maturity; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a date of Maturity that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or such date of Maturity, as the case may be, and, unless Accrue to Pay is specified on the face hereof, no additional interest shall accrue as a result of such delayed payment. If Accrue to Pay is specified on the face hereof, any payment of interest on the Interest Payment Date will include interest accrued through the day before Interest Payment Date. The term "Business Day" means any day, that is not a Saturday or Sunday and that meets each of the following applicable requirements: such day is (a) not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close;
(b) if the Specified Currency is a Foreign Currency other than Euros, not a day on which banking institutions are authorized or required by law to close in the Principal Financial Center of the country issuing the Foreign Currency; and (c) if the Specified Currency is Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open. "Principal Financial Center" means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars, German deutschmarks, Dutch guilders, Italian lire and Swiss francs, the Principal Financial Center will be New York City, Sydney, Toronto, Frankfurt, Amsterdam, Milan and Zurich, respectively. Each payment of interest hereon shall include interest accrued through the day before the Interest Payment Date or date of Maturity, as the case may be. Unless otherwise specified above, interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months or in the case of an incomplete month, the number of days elapsed. In no event shall the interest rate of this Note be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

                                                                               5
                  Unless otherwise specified above, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date indicated above (whether or not a Business Day) next preceding such Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any date of Maturity shall be payable to the Person to whom principal shall be payable; and provided, further, that, unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

                  Unless otherwise indicated above, and except as provided below if this Note is a Global Security, all payments of interest on this Note and all principal payments hereon if this Note is an Amortizing Note (other than interest and, in the case of Amortizing Notes, principal payable at Maturity) will be made by check (unless otherwise provided above, from an account at a bank located outside the United States if such amount is payable in a Foreign Currency); provided that, if the Holder hereof is the Holder of U.S. $10,000,000 or more in aggregate Principal Amount of Notes of this series of like tenor and term (or a Holder of the equivalent thereof in a Foreign Currency determined as provided in Section 2 on the reverse hereof), such Holder shall be entitled to receive interest payments (and principal payments, if this Note is an Amortizing
Note) in immediately available funds, but only if complete and appropriate instructions have been received in writing by the Trustee (or any such Paying Agent) on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in a Foreign Currency, such Holder may, if so entitled (as provided above), elect to receive such payments in immediately available funds by providing complete and appropriate instructions to the Trustee (or any such Paying Agent), and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States or as otherwise provided above.

                  Unless otherwise indicated above, and except as provided below if this Note is a Global Security, payments of principal, premium, if any, and interest payable at Maturity will be made in immediately available funds (unless otherwise indicated above, payable to an account at a bank located outside the United States if payable in a Foreign Currency) upon surrender of this Note at

                                                                               6
the corporate trust office or agency of the Trustee (or any duly appointed Paying Agent) maintained for that purpose in the Borough of Manhattan, The City of New York (the "Corporate Trust Office"), provided that this Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

                  Unless otherwise specified above, if this Note is a Global Security, payments of interest hereon and principal hereon if this Note is an Amortizing Note (in each case, other than at Maturity), will be made in same-day funds in accordance with existing arrangements between the Trustee (or any duly appointed Paying Agent) and the Depository. Unless otherwise specified above, if this Note is a Global Security, any principal, premium and/or interest payable hereon at Maturity will be paid by wire transfer in immediately available funds to an account specified by the Depository (which account, unless otherwise provided above, will be at a bank located outside the United States if payable in a Foreign Currency).

                  The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

                 References herein to "U.S. dollars" or "U.S.$" or "$" are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

                  IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:

[SEAL]                  LEHMAN BROTHERS HOLDINGS INC.


                        By:
                                 ---------------------------------------------
                                 Vice President


                        Attest:
                                 ---------------------------------------------
                                 Assistant Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
  as Trustee


By:
   ---------------------------
   Authorized Officer

                                [REVERSE OF NOTE]


                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTES, SERIES G
                                  (Fixed Rate)




                  Section 1. General. This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series G (Fixed Rate) of the Company (herein called the "Notes"), limited in aggregate principal amount to $24,820,000,000 (or (i) the equivalent thereof in Foreign Currencies or (ii) such greater amount, if OID Notes are issued, as shall result in aggregate gross proceeds to the Company of $24,820,000,000), subject to reduction as a result of the sale under certain circumstances of other debt securities of the Company. The foregoing limit, however, may be increased by the Company if in the future it determines that it may wish to sell additional Notes. The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the "Securities") issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended (the "Indenture"), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

                  Section 2. Currency Exchanges and Payments. If the Specified Currency hereof is a Foreign Currency and the Holder is either not entitled to elect to receive payments in respect hereof in such Foreign Currency or any such election is not in effect, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent"), based on the highest firm bid quotation (expressed in U.S. dollars) in The City of New York selected by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, or, if no such rate is quoted on that date, the last date on which such rate was

                                                                               9
quoted. Unless otherwise provided on the face hereof, such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service or, if not available, the Telerate Monitor Foreign Exchange Service. If such quotations are unavailable from either such foreign exchange service, unless otherwise provided on the face hereof, such selection shall be made from the quotations received by the Exchange Rate Agent from three, or if three are not available, two recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Foreign Currency payable on such payment date in respect of all Notes denominated in such Foreign Currency and for which the applicable dealer commits to execute a contract. If no such bid quotations are available, payments will be made in the Foreign Currency.

                  Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Company will be entitled to make payments with respect hereto in U.S. dollars until such Foreign Currency is again available or so used. The amount so payable on any date in such Foreign Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Foreign Currency on the second Business Day prior to such payment date, or on such other basis as may be specified on the face hereof. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (ii) if such Foreign Currency is a composite currency, including, without limitation, the ECU, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most

                                                                              10
recently available Market Exchange Rate for such component currency, or as otherwise specified on the face hereof). Any payment in respect hereof made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

                  If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

                  In the event of an official redenomination of the Specified Currency or the Optional Payment Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Company to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of (i) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated) or (ii) any change in the value of the specified currency or the Optional Payment Currency relative to any other currency due solely to fluctuations in exchange rates.

                  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

                  All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

                                                                              11
                  Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at either a price based on a constant percentage of the Principal Amount of this Note as specified on the face hereof or at prices declining from the premium specified on the face hereof, if any, to 100% of the Principal Amount hereof, together, in each case, with accrued interest to the Redemption Date. The Company may exercise such option by causing the Trustee to mail by first-class mail to the Holder hereof a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof in accordance with the terms of the Indenture. Unless otherwise specified on the face hereof, if less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

                  Section 4. Sinking Funds and Amortizing Notes. Unless otherwise specified on the face hereof or unless this Note is an Amortizing Note, this Note will not be subject to any sinking fund. If it is specified on the face hereof that this Note is an Amortizing Note, the Company will make payments combining principal and interest on the dates and in the amounts set forth in the table appearing in Schedule I, attached to this Note. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term "Outstanding Face Amount" means, at any time, the amount of unpaid principal hereof at such time.

                  Section 5. Optional Repayment. If so specified on the face hereof, this Note will be repayable prior to the Maturity Date at the option of the Holder on the Optional Repayment Dates specified on the face hereof at the Optional Repayment Prices specified on the face hereof, together with accrued interest to the applicable Optional Repayment Date. Unless otherwise specified on the face hereof, in order for this Note to be so repaid, the Trustee must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date, either (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, fax or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the Face Amount hereof, the Face Amount to

                                                                              12
be repaid, the certificate number hereof or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, fax or letter and this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of this repayment option shall be irrevocable, except as otherwise provided under Section 6 or Section 9. The repayment option may be exercised by the Holder of this Note with respect to less than the Face Amount then outstanding provided that the Face Amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining Face Amount hereof shall be issued in the name of the Holder of this Note.

                  If this note is a Global Security, the holder of this Note, the nominee of the Depositary, will be the only entity that can exercise a right to repayment. In order to ensure that the nominee of the depositary will timely exercise a right to repayment relating to this Note, the beneficial owner of this Note must instruct the broker or other direct of indirect participant through which it holds an interest in this Note to notify the Depositary of its desire to exercise a right to repayment.

                  Section 6. Optional Interest Reset. If so specified on the face hereof, the Interest Rate on this Note may be reset at the option of the Company, in the manner set forth below (unless otherwise specified on the face hereof), on the Optional Reset Date or Optional Reset Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than five Business Days after receipt thereof, the Trustee will mail by first-class mail to the Holder of this Note a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. The Reset Notice shall be substantially in the form of Exhibit A to this Note. Upon the transmittal by the Trustee of a Reset Notice to the Holder of this Note, such new interest rate shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, this Note will have the same terms as prior to the transmittal of such Reset Notice.

                                                                              13
                  Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish an interest rate that is higher than the interest rate provided for in the Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to mail by first-class mail notice of such higher interest rate to the Holder of this Note. Such notice shall be irrevocable and shall be mailed by the Trustee within five Business Days after receipt thereof. All Notes with respect to which the interest rate is reset on an Optional Reset Date will bear such higher interest rate for the Subsequent Interest Period.

                  If the Company elects to reset the interest rate of this Note, the Holder of this Note will have the option to elect repayment by the Company of this Note, or any portion hereof, on any Optional Reset Date at a price calculated with reference to the Face Amount hereof to be repaid, plus any interest accrued to, such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth above in
Section 5 for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this Note for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

                  Section 7. OID Notes. If this Note is an OID Note, unless otherwise specified on the face hereof, the amount payable in the event of redemption by the Company, repayment at the option of the Holder or acceleration of Maturity shall be the Amortized Face Amount of this Note as of the date of such redemption, repayment or acceleration rather than the Face Amount hereof. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the Face Amount hereof that has accrued at the Yield to Maturity set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed the Face Amount.

                                                                             14
                  Section 8. Dual Currency Notes. If it is specified on the face hereof that this Note is a Dual Currency Note, the Company has a one time option, exercisable on any one of the Option Election Dates specified on the face hereof in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms as this Note (this "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the Optional Payment Currency specified on the face hereof. If the Company makes such an election, the amount of Optional Payment Currency payable in respect hereof shall be determined by the Exchange Rate Agent by converting the amount of Specified Currency that would otherwise be payable into the Optional Payment Currency at the Designated Exchange Rate specified on the face hereof.

                  The Company may exercise such option by notifying the Trustee of such exercise on or prior to the Option Election Date. The Trustee will mail by first-class mail to each holder of a Note of this Tranche a notice of such election within five Business Days of the Option Election Date which shall state
(i) the first date, whether an Interest Payment Date and/or the Maturity Date, on which scheduled payments in the Optional Payment Currency will be made and
(ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn.

                  If this Note is a Dual Currency Note, unless otherwise specified on the face hereof and notwithstanding any prior election made by the Company, the amount payable hereon in the event of any optional redemption by the Company, any repayment at the option of the Holder, any acceleration of the Maturity of this Note or other prepayment of this Note prior to the Maturity Date shall be an amount equal to the Principal Amount hereof otherwise due and payable plus accrued interest to but excluding the date of redemption, repayment, acceleration or other prepayment minus the Total Option Value multiplied by a fraction, the numerator of which is the Principal Amount hereof and the denominator of which is the aggregate Principal Amount of all Dual Currency Notes of this Tranche. In no event will such payment be less than zero. Notwithstanding any prior election made by the Company, such payment shall be made in the Specified Currency unless otherwise provided on the face hereof.

                  The term "Total Option Value" means, with respect to any Dual Currency Note on any date, an amount (calculated as of such date by the Option

                                                                              15
Value Calculation Agent) equal to the sum of the Option Values (calculated as of such date by the Option Value Calculation Agent) for all Interest Payment Dates occurring after the date of calculation up to and including the Maturity Date. The term "Option Value" means, with respect to an Interest Payment Date or the Maturity Date, the amount calculated by the Option Value Calculation Agent to be the arithmetic average of the prices quoted on the date of calculation by three reference banks (which banks shall be selected by the Option Value Calculation Agent and shall be reasonably acceptable to the Company) for the right on the Option Election Date immediately preceding such Interest Payment Date or Maturity Date to purchase for value on such Interest Payment Date or Maturity Date from such reference banks (A) the aggregate amount of the Specified Currency due on such Interest Payment Date or Maturity Date with respect to all of the Dual Currency Notes of this Tranche in exchange for (B) the amount of the Optional Payment Currency that would be received if the amount in clause (A) were converted into the Optional Payment Currency at the Designated Exchange Rate.

                  All determinations referred to above made by the Exchange Rate Agent or the Option Value Calculation Agent shall be at their sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and neither the Exchange Rate Agent nor the Option Value Calculation Agent shall have any liability therefor.

                  Section 9. Extendible Notes. If it is specified on the face hereof that this Note is an Extendible Note, the Company has the option to extend the Maturity Date hereof for the number of Extension Periods set forth on the face hereof, each of which Extension Periods shall be a period of from one to five whole years. Unless otherwise specified on the face hereof, the following procedures shall apply if this Note is an Extendible Note.

                  The Company may exercise its option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Maturity Date hereof in effect prior to the exercise of such option (the "Original Stated Maturity"). Not later than five Business Days after receipt thereof, the Trustee will mail to the Holder a notice (the "Extension Notice"), first class, postage prepaid, setting forth (i) the election of the Company to extend the Maturity Date, (ii) the new Maturity Date, (iii) the Interest Rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during the

                                                                              16
Extension Period, including the date on which or the period or periods during which and the price at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder, the Maturity Date hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

                  Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity hereof, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to mail notice of such higher interest rate, first class, postage prepaid, to the Holder. Such notice shall be irrevocable and shall be mailed by the Trustee within three Business Days after receipt thereof. This Note will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

                  If the Company extends the Maturity Date of this Note, the Holder will have the option to elect repayment by the Company of this Note, or any portion hereof, on the Original Stated Maturity at a price calculated with reference to the Face Amount hereof to be repaid plus any accrued interest to such date. In order for this Note to be so repaid on the Original Stated Maturity, the Holder must follow the procedures set forth in Section 5 hereof for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that the Holder may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

                  Section 10. Renewable Notes. If it is specified on the face hereof that this Note is a Renewable Note, this Note will mature on the Initial Maturity Date specified on the face hereof unless the Maturity of all or any portion of this Note is extended in accordance with the procedures described below.

                  On the Interest Payment Date occurring in the sixth month (unless a different Special Election Interval is specified on the face hereof) prior to the Initial Maturity Date hereof (the "Initial Maturity Extension Date") and on the Interest Payment Date occurring in each sixth month (or the last month of each Special Election Interval) after such Initial Maturity Extension Date (each, together with the Initial Maturity Extension Date, a

                                                                              17
"Maturity Extension Date"), the Maturity of this Note will be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified on the face hereof, the last month in a period equal to twice the Special Election Interval) after such Maturity Extension Date, unless the Holder elects to terminate the extension of the Maturity hereof or any portion hereof as described below.

                  If the Holder elects to terminate the extension of the Maturity of any portion of the principal amount of this Note during the specified period prior to any Maturity Extension Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Maturity Extension Date (the "Extended Maturity Date").

                  The Holder may elect to renew the Maturity of this Note, or if so specified above, any portion hereof, by delivering a notice to such effect to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office not less than 3 nor more than 15 days prior to such Maturity Extension Date (unless another period is specified on the face hereof as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of this Note. An election to renew the Maturity of this Note may be exercised with respect to less than the entire Face Amount hereof only if so specified on the face hereof and only in such Face Amount, or any integral multiple in excess thereof, as is specified on the face hereof. Notwithstanding the foregoing, the Maturity of this Note will not be extended beyond the Maturity Date specified on the face hereof.

                  Unless otherwise specified above, any election not to renew will be effective only if this Note is presented to the Trustee (or any duly appointed Paying Agent) as soon as practicable. Following receipt of this Note the Trustee (or any duly appointed Paying Agent) shall issue in exchange herefor in the name of the Holder (i) a Note, in a face amount equal to the Face Amount of this Note for which no election to renew was exercised, with terms identical to those specified herein (except for the Issue Date and the Initial Interest Rate and except that such Note shall have a fixed, non-extendable Maturity on the Extended Maturity Date) and (ii) if such election not to renew is made with respect to less than the full Face Amount hereof, a replacement Renewable Note, in a face amount equal to the Face Amount of this Note for which an election to renew was made, with terms identical to this Note.

                                                                              18
                  Section 11. Principal Amount For Indenture Purposes. For the purpose of determining whether Holders of the requisite amount of Notes outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the outstanding principal amount of this Note will be deemed to be the Principal Amount, provided, however, if this Note is an OID Note, the outstanding, principal amount of this Note will be deemed to be the Face Amount set forth above.

                  Section 12. Modification and Waivers. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the Maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

                                                                              19
                  Section 13. Obligations Unconditional. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

                  Section 14. Defeasance. The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

                  Section 15. Authorized Form and Denominations. The Notes of this series are issuable in registered form, without coupons. Unless otherwise set forth on the face hereof, Notes denominated in U.S. dollars will be issued in Face Amount denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. Notes denominated in a Foreign Currency will be issued in a denomination approximately equivalent to Notes denominated in U.S. dollars. Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the Company, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith. Notes of this series are exchangeable for a like aggregate Face Amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes.

                  Section 16. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

                                                                              20
                  If this Note is a Global Security and if at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository. If a successor Depository for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes in definitive form in an aggregate Face Amount equal to the Face Amount hereof.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

                  Section 17. Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. In the event that this Note is an OID Note or a Dual Currency Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 7 or Section 8, respectively, hereof. Upon payment (i) of the aggregate applicable amounts of principal of the Notes of this series so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

                  Section 18. No Recourse Against Certain Persons. No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the

                                                                              21
Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Section 19. Defined Terms. All terms used but not defined in this Note are used herein as defined in the Indenture.

     Section 20. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                            OPTION TO ELECT REPAYMENT


                  The undersigned owner of this Note hereby irrevocably elects to have the Company repay the Face Amount of this Note or portion hereof below designated at (i) the Optional Repayment Percentage multiplied by the Principal Amount of this Note to be repaid in respect of such Face Amount plus accrued interest to the Optional Repayment Date, if this Note is to be repaid pursuant to the Optional Repayment provision described in Section 5 hereof, or (ii) 100% of the Principal Amount of this Note to be repaid in respect of such Face Amount plus accrued interest to the Optional Reset Date, if this Note is to be repaid pursuant to the Optional Interest Reset provision described in Section 6 hereof or the Extendible Notes provision described in Section 9 hereof. Any such election is irrevocable except as provided in Section 6 or Section 9 hereof.


Dated:
      -----------------             -------------------------------
                                    Signature
                                    Sign exactly as name
                                    appears on the front of
                                    this Note [SIGNATURE
                                    GUARANTEED - required only
                                    if Notes are to be issued
                                    and delivered to other than
                                    the registered Holder]


Face Amount to be                   Fill in for registration of
repaid, if amount to be             Notes if to be issued otherwise
repaid is less than the             than to the registered Holder:
Face Amount of this
Note (Face  Amount                  Name:
                                         ---------------------------
remaining must be an                Address:
                                         ------------------------
authorized denomination)
                                         ----------------------
                                             (Please print name
$                                             and address including
 -----------------------                      zip code)




                                    SOCIAL SECURITY OR OTHER TAXPAYER
                                    ID NUMBER

               OPTION TO ELECT TERMINATION OF AUTOMATIC EXTENSION


                  The undersigned owner of this Note hereby irrevocably elects to terminate the automatic extension of this Note or of the portion of the Face Amount of this Note below designated. Any such election is irrevocable and will be binding on any subsequent Holder hereof.


Dated:
      -----------------             -------------------------------
                                    Signature
                                    Sign exactly as name
                                    appears on the front of
                                    this Note [SIGNATURE
                                    GUARANTEED - required only
                                    if Notes are to be issued
                                    and delivered to other than
                                    the registered Holder]


Face Amount to be                   Fill in for registration of
terminated, if amount to be         Notes if to be issued otherwise
terminated is less than the         than to the registered Holder:
Face Amount of this
Note (such Face Amount              Name:
                                           ---------------------------
must be an authorized               Address:
                                           ------------------------
denomination)
                                           ----------------------
                                          (Please print name
$                                          and address including
 -----------------------
                                           zip code)



                                   SOCIAL SECURITY OR OTHER TAXPAYER
                                   ID NUMBER

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM           -        as tenants in common
         TEN ENT           -        as tenant by the entireties
         JT TEN            -        as joint tenants with right of survivorship
                                    and not as tenants in common

         UNIF GIFT
         MIN ACT           -        ___          Custodian  ___
                                       ----------         -------------
                                          (Cust)               (Minor)
                                  under Uniform Gifts to Minors Act
                                                                    -----------
                                                                       (State)

                      Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
----------------------------------------------------------------------
 (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


 (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_
----------------------------------------------------------------


_
----------------------------------------------------------------

the within Note of LEHMAN BROTHERS HOLDINGS INC. and all rights thereunder and does hereby irrevocably constitute and appoint


Attorney to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises.


Dated:             Signature:
      -------------           ---------------------------------------------
                      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within
                      Note in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:


-------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC rule 17Ad-15.

                                   Schedule I




                               Amortization Table




                           Date                               Payment

                                                                     EXHIBIT A


                                  RESET NOTICE


                                            LEHMAN BROTHERS HOLDINGS INC.
                           Medium-Term Notes, Series G
                                  (Fixed Rate)
                              CUSIP No. ___________
                             Registered Nos. ___-___


                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), is the issuer of the above-referenced Notes (the "Notes"). Capitalized terms used herein and not defined are used as defined in the Notes.

                  The Company hereby elects to reset the Interest Rate set forth on the face of the Notes. On and after _________________1/, the Interest Rate shall be _______________.

                  Each Holder of a Note has the option to elect repayment by the Company of such Note, or any portion thereof, on any Optional Reset Date pursuant to the terms of such Note. The Notes may be repaid on the dates and at the prices set forth below:
                  Date                                        Redemption Price



                  IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this Reset Notice to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer and to be attested by its Secretary or one of its Assistant Secretaries.

Dated:

                                                  LEHMAN BROTHERS HOLDINGS INC.


                                                  By:
                                                      ------------------------
                                                      Title:

                                                  Attest:
                                                          --------------------
                                                          Title:




1/       Insert applicable Optional Reset Date.
-